Exhibit 10.9


                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                             A DELAWARE CORPORATION

                            ETPI 2000 TRUST AGREEMENT

     This Trust Agreement ("Agreement") is made as of December __, 2000, by and between Entertainment Technologies & Programs, Inc., a Delaware corporation ("ETPI"), whose address is 16055 Space Center Blvd., Suite 230, Houston, TX 77062, and James D. Butcher, Douglas Miller, Martin Mechling, and Gobind Sahney (the "Trustees"), as trustees of the trust created hereby (the "Trust"), whose address is 405 East Lexington Avenue, El Cajon, California 92020.

     WHEREAS, ETPI has issued a number of corporate notes (the "Notes") to certain parties (the "Note Holders"); the Notes and the Note Holders are as described in Exhibit A and Exhibit B, respectively, which are attached hereto and incorporated herein by this reference; and,

     WHEREAS, the Notes have become due and ETPI does not presently have sufficient liquid assets to pay them and ETPI wishes to satisfy the Notes by means of transfer of common stock of ETPI (the "Common Stock") and certain other assets of ETPI to this Trust for liquidation by the Trustees;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereinafter contained, and in order fully to set forth certain obligations of the parties hereto, the parties hereto agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings set out below, unless the context otherwise requires:

     1.1. "BENEFICIAL INTEREST" shall mean the respective rights and interests of each of the Beneficial Interest Holders in and to the Trust and the Trust Estate. The Beneficial Interests shall be measured in units (the "Units") with a par value of One Dollar ($1) each.

     1.2. "BENEFICIAL INTEREST HOLDER" shall mean the holder of a Beneficial Interest.

     1.3. "NOTES" shall mean those corporate notes of ETPI more specifically described in Exhibit A, which is attached hereto and incorporated herein by this reference.

     1.4.  "REGISTER"  shall  have  the  meaning  set out in Section 3.2 hereof.

     1.5.  "TRUST"  shall  mean  the  trust  created  by  this  Agreement.

     1.6. "TRUST CERTIFICATES" shall mean the certificates issued by the Trust to the Beneficial Interest Holders to reflect all of the Beneficial Interests in the Trust.

     1.7. "TRUST ESTATE" shall mean all of the property held from time to time by the Trustees pursuant to this Agreement.

2.   DECLARATION  OF  TRUST.

     2.1. CREATION OF THE TRUST. ETPI hereby creates the Trust for the purposes stated herein. The name of the Trust shall be the "ETPI 2000 Trust." The Trustees may, but shall not be required to, transact the business and affairs of the Trust in that name.


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     2.2.  PURPOSE  OF  TRUST.  This  Trust  is  organized  for  the  purpose of consolidating ownership of the Notes, receiving assets of ETPI in satisfaction of the Notes, liquidating such assets to maximize the returns thereon, and distributing the proceeds to the Beneficial Interest Holders and, if the proceeds should exceed the amounts payable to the Beneficial Interest Holders and the Trust expenses, paying the excess to ETPI. Pursuant to this express purpose, the Trustees are hereby authorized and directed to take all reasonable and necessary actions to conserve and protect the Trust Estate and to sell, lease, or otherwise dispose of the Trust Estate, and to distribute the net proceeds of such disposition, as hereinafter set out, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions hereof.

     2.3. PROPERTY OF THE TRUST. Immediately upon execution of the this Agreement, ETPI shall convey to the Trust the sum of $100 in cash for the purpose of establishing an initial Trust Estate. Legal title to the Trust Estate shall be held either in the name of the Trust, or in the names of the Trustees on behalf of the Trust, as the Trustees may from time to time determine. The Trustees shall hold such property in Trust to be administered and disposed of by them pursuant to the terms of this Agreement. In the event that the Offering is not successful, this Trust shall terminate immediately, and any Trust assets remaining after payment of expenses shall be returned to ETPI. In the event that the Offering is successful, ETPI shall further fund the Trust as provided below. ETPI's delivery of the consideration described in section 2.3.1 and its commitment pursuant to this Agreement to provide the additional funding described in sections 2.3.2 and 2.3.3 shall be deemed payment in full of the Notes, and upon the Trustees' receipt of the consideration described in section 2.3.1, the Trustees shall mark the Notes "paid in full," deliver the Notes to ETPI, and execute and deliver such additional documents to ETPI as may be necessary or appropriate to evidence full payment of the Notes and release of all security interests securing the Notes.

          2.3.1. UPON CLOSING OF THE OFFERING. Immediately upon the closing of the Offering, ETPI shall convey the following property to the Trust in the manner and upon the terms described below.

               2.3.1.1.  Common  Stock of ETPI. ETPI has pledged One Million Two
                         ---------------------
               Hundred Thousand (1,200,000) shares of its common stock as security for payment of the Note issued to ETPI Lenders Trust I pursuant to an "Escrow and Assignment Agreement" dated June 2, 1997. Upon successful completion of the Offering, ETPI shall convey such stock to the Trustees as payment on the Note which was issued to ETPI Lenders Trust I, and ETPI shall instruct its transfer agent to remove the restrictive legend from the certificate(s) issued to the Trust representing such stock. Additionally, ETPI will contribute an additional One Million (1,000,000) restricted shares of its common stock. Finally, ETPI shall contribute to the Trust additional restricted shares of its common stock equal to the number of shares which the Trust is committed to deliver to Note Holders as part of the Offering pursuant to section 3.1.7 hereof.

               2.3.1.2.  Midlands  Property.  ETPI  owns  certain  real property
                         ------------------
               located at 12300 Business Loop 20, Midland County Texas, as more particularly described in Exhibit C, which is attached hereto and incorporated herein by this reference (the "Midlands Property"). The Midlands Property includes a facility commonly known as "Hero's Water World," a facility commonly known as "Midessa Speedway," and additional vacant land. ETPI has secured the Notes by granting several deeds of trust on the Midlands Property in favor of the holders of the Notes. ETPI is in default under all of the Notes. Upon successful completion of the Offering, ETPI shall convey the Midlands Property to the Trustees as payment on the Notes. The Property shall be conveyed to the Trust free and clear of all liens and encumbrances (those trust deeds created as security for the Notes being simultaneously released), and ETPI shall procure, at its own expense, title insurance to such effect and naming the Trust as the insured.


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          2.3.2.  SUBSEQUENT  FUNDING. If the sale of the assets conveyed to the
          Trust pursuant to section 2.3.1 is not sufficient to make the distributions to Beneficial Interest Holders pursuant to section 6.1 and pay the expenses of the Trust, then ETPI will attempt to either sell or refinance its property known as the "Hero's Entertainment" facility located in Pasadena, Texas. The period for making such sale or obtaining such loan will expire 60 days after the earlier of (i) completion of sale by the Trust of the assets conveyed pursuant to section 2.3.1., or (ii) 18 months after completion of the Offering; provided, however, that if at the time such 18 month period expires, there exists a binding agreement for sale of Trust assets which, if completed, would provide the Trust with sufficient net proceeds to complete the remaining distributions to Beneficial Interest Holders pursuant to section 6.1 and to pay the expenses of the Trust, then such 18 month period shall be extended until such sale is completed or the sale agreement is terminated or materially breached. The sale price may not be less than 80% of appraised value, and the loan amount may not be less than 70% of appraised value, unless such lesser amount will permit ETPI to pay to the Trust sufficient funds to make the remaining distributions to Beneficial Interest Holders pursuant to section 6.1 and to pay the expenses of the Trust. ETPI shall pay to the Trust all of the proceeds of such sale or refinancing, net of sale or loan expenses and payment of the promissory note secured by this property, up to the amount necessary to complete the distributions to Beneficial Interest Holders pursuant to section 6.1 and pay the expenses of the Trust. The note secured by a first trust deed on this property is dated December 6, 1996, in favor of Bayshore National Bank, 1001 Highway 146 South, Laporte, Texas 77571, was in the original principal amount of $511,862, and had a balance of $515,157.38 as of November 30, 2000. Immediately following the closing of the Offering, ETPI shall grant to the Trust a second lien on this facility as security for its funding obligations pursuant to this Agreement. In the event that ETPI fails to sell the property or obtained refinancing in compliance with this section, then ETPI shall be in default and the Trustees may proceed with foreclosure on the property.

          2.3.3. FINAL FUNDING. In the event that the sale of the assets conveyed by ETPI to the Trust pursuant to section 2.3.1 and the payments or proceeds received by the Trust pursuant to section 2.3.2 (including proceeds of sale subsequent to foreclosure) are not sufficient to make the required distributions to Beneficial Interest Holders pursuant to section 6.2 and pay all expenses of the Trust, then upon the receipt of the proceeds of sale or refinancing of the Hero's Entertainment facility, the Trustees shall notify ETPI of the amount of any shortfall plus any actual and/or estimated unpaid expenses of the Trust, and within 60 days thereafter ETPI shall issue to the Trust additional shares of common stock of ETPI, the value of which shall be equal to the amount specified in the notice by the Trustees. The value per share of common stock for this purpose shall be equal to the volume-adjusted average closing price of the stock on the 30 trading days immediately following the notice given by the Trustees. ETPI shall use its best efforts to file a registration statement for such issuance under the Securities Act of 1933 (the "Securities Act"), and the cost of such registration shall be borne by the Trust and the cost added into the final costs of the Trust to be paid by such issuance.

3.   BENEFICIAL  INTERESTS.

     3.1. OFFERING AND SALE OF BENEFICIAL INTERESTS. Immediately upon execution of this Agreement by ETPI and all of the initial Trustees, the Trust shall undertake an offering (the "Offering") of units (the "Units") of Beneficial Interests in the Trust and 8,000,000 restricted shares of common stock of ETPI (the "Stock") on the following terms:

          3.1.1. The Offering shall be made to all of the Note Holders, and only to such persons.

          3.1.2. The Trust shall offer to purchase the Note Holders' interests in the Notes (the "Note Interests") in consideration of Units, valued at $1 per Unit, and/or Stock, valued at $0.10 per share. Each Note
          Holder may elect to receive any combination of Units and/or Stock equal to the value of his/her/its Note Interest, subject to the


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          limitations  and  provisions  of  sections 3.1.4 through 3.1.7, below.
          Each Note Interest shall be valued as the sum of (i) the principal amount due on such Note Interest (the "Principal"), and (ii) the amount of all interest, penalties, extension fees or other amounts other than principal (the "Interest") which will be due on such Note Interest through December 31, 2000.

          3.1.3. The maximum number of Units to be issued is 2,920,487, valued at One Dollar ($1) per Unit, a total value of $2,920,487, which is equal to the total amount due on the Notes, Principal and Interest, as of December 31, 2000.

          3.1.4. The maximum number of shares of Stock to be issued is 8,000,000 shares, valued at Ten Cents ($0.10) per share, a total value of $800,000.

          3.1.5. In the event that Note Holders subscribe for Stock in excess of the 8,000,000 share maximum, such subscriptions shall be adjusted such that Stock shall be issued pro rata among such Note Holders in proportion to their respective subscriptions for Stock and their subscriptions for Units shall be increased accordingly.

          3.1.6. Stock issued to Note Holders shall be deemed to be issued first in payment of Interest up to the full amount of Interest due on that Note Holder's Note Interest, and any Stock in excess of that amount shall be deemed payment for the Note Interest.

          3.1.7. The Stock is to be offered by the Trust, and at the closing of the Offering, ETPI shall fund the Trust with the requisite number of shares of Stock necessary to fulfill the Stock subscriptions of the Offering. In the interest of convenience, the Trustees shall notify ETPI of the Stock subscriptions and ETPI shall issue the certificates for the Stock directly to those offerees who have subscribed for the Stock, but the Stock shall be deemed to be delivered by ETPI to the Trustees and thence by the Trustees to the subscribers.

          3.1.8. The Offering shall be conducted by means of an offering memorandum (the "Offering Memorandum") prepared by the Trust with the assistance of ETPI. Each subscribing Note Holder shall complete, execute and deliver to the Trustees the following documents (as appropriate):

               3.1.8.1.  an offeree questionnaire (the "Offeree Questionnaire");
               3.1.8.2. a purchaser representative questionnaire (the "Purchaser Representative Questionnaire") if the offeree has elected to use such a representative; and,
               3.1.8.3. a subscription agreement (the "Subscription Agreement").

          3.1.9. In the event that the Offering results in subscriptions representing less than 100% of the ownership of the Notes, the Offering shall be canceled. In the event that the Offering is canceled, the subscribers shall be so notified in writing. In the event that the Offering is successfully completed and closed, the Trustees shall issue to the subscribers certificates representing their Beneficial Interests (the "Trust Certificates").

          3.1.10. The Offering shall continue until it is fully subscribed or until January 27, 2000, which period may be shortened or lengthened in the discretion of the Trustees but in no event shall the offering be extended to later than February 28, 2001 without the express written consent of ETPI. Additionally, ETPI shall have the right elect to terminate the Offering at any time up until the closing.

          3.1.11. The Offering shall be conducted in such fashion as to qualify the Offering under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities and Exchange Commission (the "SEC") and under applicable state securities laws.


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          3.1.12.  The  certificates representing the Beneficial Interests shall bear  the  following  legend:

               "THE BENEFICIAL INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE INTERESTS UNDER THE ACT, OR THE AVAILABILITY OF AN EXEMPTION UNDER THE ACT AS DETERMINED BY LEGAL COUNSEL SATISFACTORY TO THE TRUSTEES IN THEIR SOLE DISCRETION."

          3.1.13.  The  costs  of  the  Offering  shall  be  borne  by  ETPI.

          3.1.14. No commissions shall be payable in connection with the Offering.

     3.2. TRANSFER AND EXCHANGE. The Trustees shall cause to be kept at such place or places as shall be designated by them from time to time, a register (the "Register") to register the ownership and the transfer of ownership of Trust Certificates, subject to the provisions of Section 3.3 hereof. The Trustees may require such documentation of the transfer of Trust Certificates as they deem advisable in their discretion.

     3.3. ABSOLUTE OWNERS. The Trustees may deem and treat each Beneficial Interest Holder reflected as the owner of a Beneficial Interest on the Register as the absolute owner thereof for the purpose of receiving the distributions and payments on account thereof and for all other purposes whatsoever, and until any transfer of ownership is recorded in the Register, the Trustees shall not be charged with having received notice of any claim or demand of any other person to such Beneficial Interest or the rights, titles, and interests therein. All notices of a change of ownership of Trust Certificates shall be forwarded to the Trustees by registered or certified mail as set out in Section 10.3.

     3.4. PLACE OF PAYMENT. The amounts payable to the Beneficial Interest Holders pursuant to Section 6.2 hereof as of the record date determined by the Trustees will be payable either by mailing a check payable to such Beneficial Interest Holder at the address reflected in such person's Subscription Agreement or such other address as the Beneficial Interest Holder shall have specified by written notice to the Trustees.

4.   DELIVERY  AND  ACCEPTANCE  OF  TRUST  ESTATE.

     4.1. CONVEYANCE BY ETPI. ETPI shall execute and deliver to the Trustees conveyance instruments for the property required to be conveyed to the Trust pursuant to section 2.3, above. At any time and from time to time thereafter, at the Trustees' request and without further consideration, ETPI shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and will cooperate and take such other actions as the Trustees may reasonably deem necessary or desirable to more effectively transfer, convey, and assign the property described in section 2.3 to the Trust. ETPI shall have no further interest in the Trust Assets subsequent to their conveyance to the Trust, except as provided herein.

     4.2. ACCEPTANCE OF CONVEYANCE. The Trustees are hereby directed to, and the Trustees agree that they will:

          4.2.1. accept delivery from ETPI, on behalf of the Trust and for the benefit of the Beneficial Interest Holders, of the property described in section 2.3;

          4.2.2. accept from ETPI, on behalf of the Trust and for the benefit of the Beneficial Interest Holders, all conveyance instruments required


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          to  be  delivered by ETPI to the Trustees with respect to the property described in section 2.3 pursuant to or in connection with this Agreement; and,

          4.2.3. take such other action as may be required of the Trustees or the Trust hereunder, including the receipt and acceptance as part of the property transferred into the Trust of any property or rights, which the Trustees may receive in connection with or in consideration of the property transferred into the Trust.

5.   ADMINISTRATION  OF  TRUST  ESTATE.

     5.1. TRUST EXPENSES. Upon execution hereof, and continuing for so long as the Trust remains in existence, the Trustees may reserve such amounts as the Trustees deem advisable for the payment of all expenses, debts, charges, liabilities, and obligations with respect to the Trust Estate, including all taxes of the Trust as determined by the Trustees in the Trustees' sole and absolute discretion.

     5.2. POWERS OF TRUSTEES. Subject to the provisions and conditions of this Agreement, the Trustees shall have the following powers to be exercised in their discretion in the administration of the Trust: (i) to receive the Trust Estate; (ii) to conserve, manage, sell, operate, lease, or otherwise dispose of the Trust Estate for such price and upon such terms and conditions as the Trustees may deem appropriate and to execute such deeds, bills of sale, assignments and other instruments in connection therewith;
     (iii)  to  determine and collect payments to and other income of the Trust;
     (iv) to collect the proceeds of the sale of property out of the Trust Estate; (v) to collect, receive, compromise and settle notes and other claims and receivables of the Trust; (vi) to assert, prosecute, litigate, compromise and settle claims and causes of action included within the Trust Estate; (vii) to discharge, compromise and settle any unascertained, unliquidated or contingent debts, liabilities or obligations of the Trust;
     (viii) to distribute the net income and proceeds of the Trust Estate in accordance with this Agreement; (ix) to bring suit on behalf of or defend any suit against the Trust or the Trustees on behalf of the Trust; (x) to retain such legal counsel, public accountants and other experts as the Trustees may deem advisable in connection with the administration of the Trust or the exercise of their other powers set out herein; (xi) to open bank accounts on behalf of and in the name of the Trust; (xii) to pay all taxes, to make all tax withholdings, and to file tax returns and tax information returns and make tax elections by and on behalf of the Trust;
     (xiii) to pay all lawful expenses, debts, charges and liabilities of the Trust, including, without limitation, the reasonable expenses of the Trustees; and (xiv) to exercise such other powers and duties as necessary or appropriate, in the discretion of the Trustees, to accomplish the purposes of the Trust as set out herein.

     5.3. ADDITIONAL POWERS OF TRUSTEES. Subject to the express limitations contained herein, the Trustees shall have, and may exercise with respect to the Trust Estate, or any part thereof, and in the administration and distribution of the Trust Estate, all powers now or hereafter conferred on trustees by California trust law. The powers conferred by this Section in no way limit any power conferred on the Trustees by any other section hereof but shall be in addition thereto; provided, always, that the powers conferred by this Section are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in Section 2 hereof.

     5.4. TRANSFEREE LIABILITIES. The Trust shall have no liability for, and the Trust Estate shall not be subject to, any claim arising by, through, or under ETPI. In no event shall the Trustees have any personal liability for such claims. If any liability shall be asserted against the Trust or the Trustees as the transferees of the Trust Estate on account of any claimed liability of, through, or under ETPI, the Trustees may use such part of the Trust Estate as may be necessary to contest any such claimed liability and to pay, compromise, settle or discharge same on terms reasonably satisfactory to the Trustees. In no event shall the Trustees be required to use their personal funds or assets or the funds or assets of their firm or partnership for such purposes.


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     5.5.  ADMINISTRATION OF TRUST. Subject to the express limitations contained herein, in administering the Trust, the Trustees are authorized and directed to do and perform all such acts and to execute and deliver such deeds, bills of sale, assignments, instruments of conveyance, and other documents as they may deem necessary or advisable to carry out the purposes of the Trust. The Trustees shall effect such registrations and take all such actions as are required to comply with state and federal securities laws.

     5.6. PAYMENT OF EXPENSES AND OTHER LIABILITIES. The Trustees shall pay from the Trust Estate all expenses, charges, liabilities, and obligations of the Trust, including, without limiting the generality of the foregoing, interest, taxes, assessments, and public charges of every kind and nature. The Trustees, in their discretion and judgment, may from time to time make provision by reserve or otherwise out of the Trust Estate or the proceeds thereof in such reasonable amount or amounts as the Trustees in their discretion and judgment may determine to be necessary or advisable to meet unascertained, unliquidated or contingent liabilities of the Trust.

     5.7. FISCAL YEAR. The Liquidating Trust's fiscal year shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date on which the fiscal year of the Trust shall end.

     5.8. REPORTS TO BENEFICIAL INTEREST HOLDERS. The Trustees shall prepare and deliver:

          5.8.1. as soon as practicable after the end of each calendar quarter, a quarterly unaudited report for such quarter, commencing with the first complete calendar quarter following the date of this Agreement reflecting (i) the specific assets of the Trust Estate disposed of or liquidated during such calendar quarter; (ii) the gross receipts and any selling expenses associated therewith; (iii) any other income received or expense, disbursement, or reserve made or established during such calendar quarter; (iv) the borrowings of the Trust during such calendar quarter and the amount remaining owing on such borrowings; and (v) all litigation commenced by the Trustees on behalf of the Trust;

          5.8.2. income tax information returns, tax returns, or other reports to Beneficial Interest Holders and applicable taxing authorities as may be required by law or as may be requested in writing by a Beneficial Interest Holder at such Beneficial Interest Holder's expense; and

          5.8.3. within 120 days after the termination or expiration of the Trust, a final financial report reflecting the final disposition of Trust Estate.

6.   DISTRIBUTIONS.

     6.1. PAYMENTS FROM TRUST ESTATE. All payments to be made by the Trustees to any Beneficial Interest Holder shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustees shall have received sufficient assets, income, or proceeds of the Trust Estate to make such payments in accordance with the terms of this Section
     6. Each Beneficial Interest Holder shall look solely to the assets, income, and proceeds of the Trust Estate for distribution to such Beneficial Interest Holder as herein provided.

     6.2. AMOUNTS AND TIMING OF PAYMENTS TO BENEFICIAL INTEREST HOLDERS. The total base amount planned to be distributed by the Trust to the Beneficial Interest Holders (the "Base Distribution") shall be equal to the aggregate balance of the Notes determined through December 31, 2000 less the value (at $0.10 per share) of the Stock distributed to the Note Holders in the Offering. The Planned Distribution shall be made by the Trustees in such amounts and at such times as they shall determine in their discretion as funds are available, making appropriate allowances for reserves. All distributions shall be prorated among the Beneficial Interest Holders based upon the number of Units held by each. Additionally, as consideration for extensions of the time of payment of the Planned Distribution, the Trust shall make distributions to the Beneficial Interest Holders of amounts equal to 10% per annum on the average undistributed Base Distribution balance (the "Extension Fees"). The Extension Fees shall be computed and paid on a calendar quarterly basis, and the distributions shall by made no later than the fifteenth day of the month following the end of each calendar quarter. The first such calendar quarter shall be January 1, 2001 through March 31, 2001, and the first payment shall be due on or before April 15, 2001.

     6.3. DISTRIBUTION OF REMAINDER TO ETPI. Any portion of the Trust Estate remaining after completion of the distributions described in section 6.2 and payment of all Trust expenses shall be distributed to ETPI.

     6.4.  TAX  PROVISIONS.

          6.4.1. INCOME TAX STATUS. FOR ALL PURPOSES OF THE TAX CODE, ETPI SHALL
                                    --------------------------------------------
          BE  DEEMED  TO  HAVE  TRANSFERRED  THE  TRUST ASSETS TO THE BENEFICIAL
          ----------------------------------------------------------------------
          INTEREST  HOLDERS  IN  SATISFACTION  OF  THE  NOTES AND THE BENEFICIAL
          ----------------------------------------------------------------------
          INTEREST  HOLDERS SHALL BE DEEMED TO HAVE TRANSFERRED THEIR RESPECTIVE
          ----------------------------------------------------------------------
          SHARES  OF  THE  TRUST ASSETS TO THE TRUST. For all federal income tax
          ------------------------------------------
          purposes, consistent valuations shall be used by the Trust and the Beneficial Interest Holders for the transferred Trust Assets. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Sec. 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Beneficial Interest Holders as grantors. Any items of income, deduction, credit, or loss of the Trust shall be allocated for federal, state and local income tax purposes among the Beneficial Interest Holders pro rata on the basis of their Beneficial Interests; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf of, the Beneficial Interest Holders receiving such allocations when such allocations are ultimately made. The Trust is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Beneficial Interest Holders arising out of the operations of the Trust.

          6.4.2. TAX RETURNS AND REPORTS. In accordance with Treasury Regulation Sec. 1.671-4(a), the Trust shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the item of income, deduction, and credit attributable to the Trust and detailing the allocation of such items of income, deduction, and credit among the Beneficial Interest Holders as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be delivered promptly to each Beneficial Interest Holder. In addition, the Trust shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Trust shall cause to be prepared and mailed to a Beneficial Interest Holder such other information as may be requested by such Beneficial Interest Holder in writing to enable such Beneficial Interest Holder to complete and file his, her, or its federal, state and local income and other tax returns.

          6.4.3. WITHHOLDING. The Trust may withhold from the amount distributable from the Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

          6.4.4. TAX IDENTIFICATION NUMBERS. The Trust may require any Beneficial Interest Holder or other distributee to furnish to the Trust its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Trust may condition any distribution to any Beneficial Interest Holder or other distributee upon receipt of such identification number.

          6.4.5. TAX YEAR. The taxable year of the Trust shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

7.   OTHER  DUTIES  OF  THE  TRUSTEES.

     7.1. MANAGEMENT OF TRUST ESTATE. With respect to assets of the Trust Estate from time to time, the Trustees shall, and are hereby directed:

          7.1.1. If sufficient funds are available to purchase and maintain in existence, such insurance as the Trustees deems reasonable, necessary, or appropriate from time to time to protect the Trust's and the Beneficial Interest Holders' interests in the Trust Estate.

          7.1.2. To take such actions as shall be necessary or advisable to preserve, maintain, and protect the Trust Estate for the Beneficial Interest Holders' benefit consistent with the purposes of the Trust.

     7.2. NO IMPLIED DUTIES. The Trustees shall not manage, control, use, sell, dispose, collect or otherwise deal with the Trust Estate or otherwise take any action hereunder, except as expressly provided herein, and no implied duties or obligations shall be read into this Agreement in favor of or against the Trustees; provided, however, that this provision shall not limit the powers conferred on trustees by California law, without regard to conflicts of laws principles, except to the extent any such power may conflict with any of the provisions and purposes of this Agreement.

8.   CONCERNING  THE  TRUSTEES.

     8.1. ACCEPTANCE BY TRUSTEES. The Trustees accept the Trust hereby created for the benefit of the Beneficial Interest Holders and agree to administer the Trust upon the terms and conditions of this Agreement. Notwithstanding any term or provision hereof to the contrary, the Trustees shall have and exercise the rights and powers herein granted and shall be charged with the performance of the duties herein declared on the part of the Trustees to be had and exercised or to be performed. The Trustees also agree to receive and disburse all monies actually received by them constituting part of the Trust Estate pursuant to the terms of this Agreement. The Trustees shall not be personally liable for any action taken or omitted to be taken by them except for their own gross negligence or willful misconduct.

     8.2. INITIAL AND SUBSEQUENT TRUSTEES. From the time of execution of this Agreement until the close of the Offering, this Trust shall have a single Trustee, James D. Butcher. Upon the close of the Offering, Mr. Butcher shall automatically cease to be the Trustee, the number of Trustees shall increase to three, and Douglas Miller, Martin Mechling, and Gobind Sahney shall automatically become the Trustees of the Trust. Mr. Butcher shall be responsible for all administration and actions of the Trust during his term as sole Trustee, and Mr. Miller, Mr. Mechling, and Mr. Sahney shall have no authority or responsibility for administration and actions of the Trust during this period. Similarly, subsequent to the close of the Offering and as long as they remain Trustees thereafter, Mr. Miller, Mr. Mechling, and Mr. Sahney shall be responsible for all administration and actions of the Trust, and Mr. Butcher shall have no authority or responsibility for administration and actions of the Trust during this period.

     8.3. ACTIONS BY THE TRUSTEES. Prior to the close of the Offering, Mr. Butcher shall act alone in administering the Trust. Subsequent to the close of the Offering, the Trustees may act upon approval by two Trustees, except that any decision to sell the Midlands Property, or any part thereof, at less than 60% of appraised value shall require the unanimous approval of all three Trustees. The Trustees may approve actions at meetings, by conference telephone, by written communications, or by any other means approved by a majority of the Trustees.

     8.4.  LIABILITY  OF  THE  TRUSTEES.

          8.4.1. LIMITATION ON LIABILITY. No provision of this Agreement shall be construed to impart any liability upon the Trustees unless it shall be proved in a court of competent jurisdiction that the Trustees' actions or omissions constituted gross negligence or willful misconduct in the exercise of or failure to exercise any right, power or duty vested in them under this Agreement. The Trustees shall have no personal liability for any of the rights, obligations, duties, or liabilities of ETPI or the Trust.

          8.4.2. RELIANCE ON ORDERS, STATEMENTS, CERTIFICATES OR OPINIONS. In the absence of gross negligence or willful misconduct on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any orders, statements, certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement.

          8.4.3. DISCRETION OF TRUSTEES. Within the limitations and restrictions expressed and imposed herein, the Trustees may act freely with respect to the exercise of any or all of the rights, powers, and authority conferred hereby in all matters concerning the Trust Estate after forming their best judgment based upon the circumstances without the necessity of obtaining the consent or permission or authorization of the Beneficial Interest Holders. The rights, powers, and authority conferred on the Trustees by this Agreement are conferred in contemplation of such freedom of prudent judgment and action by the Trustees, within the limitations and restrictions so expressed and imposed. Further, the Trustees shall not be liable for any act or omission in connection with the administration of this Trust, or the exercise of any right, power, or authority conferred upon them hereunder, unless it shall be proved that such Trustees were grossly negligent or acted in a manner which constituted willful misconduct.

          8.4.4. DELEGATION OF DUTIES. The Trustees shall have power over and be solely responsible for the management and administration of the Trust. Notwithstanding the foregoing, the Trustees may engage the services of and delegate such of their powers and duties (but not any of their responsibilities), upon such terms and conditions as are satisfactory to the Trustees, to such employees, agents, attorneys, accountants, appraisers, consultants and other persons, including, without limitation, where appropriate, any of the Beneficial Interest Holders and their respective agents and employees, as they may deem necessary or advisable to carry out the purposes of the Trust.

          8.4.5. RETENTION AND PAYMENT OF PROFESSIONALS. The Trustees may consult with legal counsel and with such public accountants and other professionals as may be retained by the Trustees. The Trustees may pay from the Trust Estate the fees and expenses of such professionals monthly at such rates as may be agreed upon by the Trustees and such professionals. The Trustees shall not be liable for any action taken or suffered by them or omitted to be taken by them without gross negligence or willful misconduct in reliance on any opinion or certification of such accountants or in accordance with the advice of such counsel or experts.

     8.5. RELIANCE ON TRUSTEES. No person dealing with the Trustees shall be obligated to see to the application of any monies, securities, or other property paid or delivered to them, or to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustees to enter into or consummate the same upon such terms as the Trustees may deem advisable. Persons dealing with the Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such persons, and, except as otherwise expressly provided herein, the Trustees shall have no personal obligation to satisfy any such liability.

     8.6.  PARTIES  ACTING  ON  BEHALF  OF  TRUST.

          8.6.1. INDEMNIFICATION. The Trust shall indemnify any person who becomes a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he/she/it is or was a Trustee, employee, or agent of the Trust, or is or was serving on behalf of the Trust at the request of the Trustees as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, tax obligations, liabilities or penalties, fines and amounts paid in settlement actually and reasonably incurred by him/her it in connection with such action, suit or proceeding, including appeals thereof, if he acted without gross negligence or willful misconduct, in the exercise and performance of any power or duty of a Trustee, employee or agent of the Trust, as the case may be, under this Agreement.

          8.6.2. PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by any Trustee or any employee or agent of the Trustees in defending any action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by such Trustee, or such employee or agent, to repay such amount to the Trust, unless it shall ultimately be determined that he or she is or was entitled to be indemnified with respect thereto.

     8.7. COMPENSATION OF TRUSTEES. The Trustees shall not be entitled to receive from the Trust Estate compensation for their services as Trustees. However, the Trust Estate shall reimburse the Trustees upon request for all reasonable out-of-pocket expenses incurred by the Trustees in the performance of their duties hereunder, including the reasonable out-of-pocket expenses of the Trustees and the Trustees' employees, attorneys, agents, accountants, appraisers, consultants, and other persons retained by the Trustees pursuant to the terms of this Agreement.

     8.8.  CHANGES  IN  TRUSTEES.

          8.8.1. DESIGNATION OF TRUSTEES. Subsequent to the close of the Offering, the three Trustees shall be designated as Trustee A, Trustee B and Trustee C. Trustee A, initially Douglas Miller, shall be deemed appointed by Capital Growth Planning, Inc. and Capital Protection, Inc. and shall be subject to removal and replacement in the discretion of such parties. Trustee B, initially Martin Mechling, shall be deemed appointed by the Beneficial Interest Holders other than Capital Growth Planning, Inc. and Capital Protection, Inc. and shall be subject to removal and replacement in the discretion of such parties. Trustee C, initially Gobind Sahney, shall be deemed appointed by ETPI and shall be subject to removal and replacement in the discretion of ETPI.

          8.8.2. RESIGNATION. Any Trustee may resign and be discharged from any future obligations hereunder by giving written notice thereof to the other Trustees, to ETPI, and to the Beneficial Interest Holders at least thirty (30) days prior to the effective date of such resignation. Such resignation shall become effective on the later of
          (i) thirty (30) days after the giving of such notice, or (ii) after appointment of a permanent or interim successor trustee.

          8.8.3. REMOVAL. Any person serving as a Trustee may be removed at any time, with or without cause as follows: Trustee A by Capital Growth Planning, Inc. and Capital Protection, Inc. acting together; Trustee B by the vote of a majority in interest of the Beneficial Interest Holders; and Trustee C by ETPI.

          8.8.4. APPOINTMENT OF SUCCESSOR TRUSTEES. If a Trustee gives notice of his intent to resign pursuant to Section 8.6.2 hereof, or is removed pursuant to Section 8.6.3 hereof, or dies or becomes incapable of acting, then a successor shall be appointed as follows: Trustee A by Capital Growth Planning, Inc. and Capital Protection, Inc.; Trustee B by the vote of a majority in interest of the Beneficial Interest Holders; and Trustee C by ETPI.

          8.8.5. RESERVE FUND, TAX REPORTS, WINDING UP. Notwithstanding his/her/its resignation or removal, each Trustee shall be entitled to complete and file any and all tax returns and reports and pay any and all taxes for periods during which the Trustee served on behalf of the Trust. The Trust shall pay the taxes and the Trustee's expenses incurred with respect to the foregoing.

     8.9. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEES. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment and shall deliver it to the other Trustees. Thereupon, such successor Trustee shall, without any further act, become vested with all the rights, titles, interests, estates, properties, rights, powers, trusts, and duties of his predecessor in the Trust hereunder with like effect as if originally named herein.

     8.10.  POSTING  OF  BONDS.  No  Trustee  shall  be required to post a bond.

9.   TERM  AND  TERMINATION  OF  TRUST.

     9.1. TERM. The Trust shall continue and remain in effect until the first to occur of the following: (a) three years after the Effective Date ("Initial Term"), provided, the term of the Trust shall automatically be renewed for two periods of one year each ("Renewal Period") in the event any portion of the Trust Estate has not been fully liquidated and the proceeds thereof distributed in accordance with this Agreement by the end of the Initial Term or at the end of any Renewal Period; or (b) the Trust Estate has been fully liquidated and the proceeds thereof distributed in accordance with this Agreement.

     9.2. WINDING UP. For the purpose of winding up the affairs of the Trust at its termination, the Trustees shall continue to act as Trustees until their duties have been fully discharged. After so doing, the Trustees shall have no further duties or obligations hereunder.

10.  MISCELLANEOUS.

     10.1. TITLE TO TRUST ESTATE. No Beneficial Interest Holder shall have title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of the right and interest of any Beneficial Interest Holder in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the trust hereunder or entitle any successor or transferee of such Beneficial Interest Holder to an accounting with respect to the Trust Estate or to the transfer to him/her/it of title to any part of the Trust Estate.

     10.2. SALES OF TRUST ESTATE. Any sale or other conveyance of the Trust Estate, or part thereof, by the Trustees made pursuant to the terms of this Trust Agreement shall bind the Beneficial Interest Holders and shall be effective to transfer or convey all rights, titles and interests of the Trustees and the Beneficial Interest Holders in and to such Trust Estate or part thereof.

     10.3. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be given by posting same in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed to the party to whom directed, as follows:

James D. Butcher, President
Entertainment Technologies & Programs, Inc.
16055 Space Center Blvd., Suite 230
Houston,  TX  77062
Mr. Douglas  Miller
405 East Lexington Avenue
El Cajon, California 92020
Mr. Martin Mechling                          Mr. Gobind Sahney
P.O. Box 1897                                Sahney & Co.
Rancho Santa Fe, CA 92067                    322 8th Street, Suite 105
                                             Del  Mar,  CA  92014


and if to any Beneficial Interest Holder, addressed to his/her/its address appearing on the Register or at such other address as such Beneficial Interest Holder shall have given by written notice to the other parties. All such notices shall be deemed delivered three days after the posting thereof in such mails.

10.4. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof.

10.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

10.6. BINDING AGREEMENT. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustees and their respective successors and assigns, any successor trustee provided for in Section Eight, their respective successors and assigns, and the Beneficial Interest Holders, and their respective successors and assigns. Any request, notice, direction, consent, waiver, or other instrument or action by any Beneficial Interest Holder shall bind its successors and assigns.

10.7. NO PERSONAL LIABILITY OF BENEFICIAL INTEREST HOLDERS. The Beneficial Interest Holders shall not incur any personal liability through their ownership or possession of the Beneficial Interests, except for taxes imposed on the Beneficial Interest Holders pursuant to applicable provisions of federal, state, or local law with respect to their Beneficial Interests in or distributions from the Trust. Liabilities of the Trust are to be satisfied in all events (including the exhaustion of the Trust Estate) exclusively from the Trust Estate. If the Trustees determine that it is appropriate or necessary to obtain a return of sums distributed to the Beneficial Interest Holders out of the Trust Estate to pay the expenses, debts or liabilities of the Trust (including, but not limited to, tax liabilities), the Trustees shall have the right to demand that the Beneficial Interest Holders return to the Trustees sums distributed to such Beneficial Interest Holders out of the Trust Estate. If the Trustees makes such a demand on the Beneficial Interest Holders, the Beneficial Interest Holders shall return to the Trustees such sums distributed to them out of the Trust Estate as the Trustees demand.

10.8. HEADINGS. The heading of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

10.9. CONSTRUCTION. Except where the context otherwise requires, words importing the masculine gender shall include the feminine and the neuter, if appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations. The words herein, hereof, hereby, hereunder, and words of similar import, refer to this instrument as a whole and not to any particular Section or Subsection hereof.

10.10. GOVERNING LAW. This agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the state of California, exclusive of its laws relating to conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ETPI:          TRUSTEES:

By:  /s/ James D. Butcher                                /s/ James D. Butcher
    -----------------------------------------           ------------------------
    James D. Butcher, its Chairman, President           James D. Butcher
    and Chief Executive Officer
                                                         /s/ Douglas Miller
                                                        ------------------------
                                                        Douglas Miller
By:  James D. Butcher
    ----------------------------------------             /s/ Martin Mechling
                                                        ------------------------
                                                        Martin Mechling
Its: Chairman/CEO
    ----------------------------------------
                                                         /s/ Gobind Sahney
                                                        ------------------------
                                                        Gobind Sahney

                                SCHEDULE OF NOTES

                                    EXHIBIT A

NOTE I: Dated June 2, 1997, in the principal sum of $600,000, issued to Capital Growth Planning, Inc., a California corporation, as Trustee of ETPI Lenders Trust, with accrued interest, extension fees, and late charges accrued through 12/31/00 of $104,689.56, a total of $704,689.56.

NOTE II: Dated October 23, 1998, in the principal sum of $600,000, issued to Capital Protection, Inc., a California corporation, as Trustee of ETPI Lenders Trust II, with accrued interest, extension fees, and late charges accrued through 12/31/00 of $49,188.00, a total of $649, 188.00.

NOTE III: Dated February 19, 1999, in the principal sum of $600,000, with accrued interest, extension fees, and late charges accrued through 12/31/00 of $72,579.56, a total of $672,579.56, issued to those persons and in such proportions as specified in Exhibit B.

NOTE IV: Dated April 15, 1999, in the principal sum of $600,000, with accrued interest, extension fees, and late charges accrued through 12/31/00 of $84,929.56, a total of $684,929.56, issued to those persons and in such proportions as specified in Exhibit B.

NOTE V: Dated July, 1999, in the principal sum of $200,000, with accrued interest, extension fees, and late charges accrued through 12/31/00 of $9,100, a total of $209,100, issued to those persons and in such proportions as specified in Exhibit B.

                            SCHEDULE OF NOTES HOLDERS

                                    EXHIBIT B


NAME                                 ADDRESS                     NOTE INTEREST
-----------------------------------  --------------------------  -------------
Capital Growth Planning, Inc.,       405 East Lexington Avenue   Note I
a California corporation,            El Cajon, California 92020
as Trustee of ETPI Lenders Trust

Capital Protection, Inc.,            405 East Lexington Avenue   Note II
a California corporation,            El Cajon, California 92020
as Trustee of ETPI Lenders Trust II


                            [Continued on next page]